1Q 2015 Earnings Presentation April 20, 2015

2 The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2014 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation contains forward-looking statements. Statements regarding future levels of the efficiency ratio, swap income, and capital returns are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could"; such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and in other periodic reports that we file with the SEC. Those factors include: as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions. A deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; our framework for managing risks may not be effective in mitigating risk and loss to us; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent that our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; we are subject to certain risks related to originating and selling mortgages. We may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; we face certain risks as a servicer of loans; we are subject to risks related to delays in the foreclosure process; our earnings may be affected by volatility in mortgage production and servicing revenues, and by changes in carrying values of our MSRs and mortgages held for sale due to changes in interest rates; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; we are at risk of increased losses from fraud; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on our common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations; we depend on the expertise of key personnel. If these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations. They require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries. Important Cautionary Statement

3 1Q 15 Summary Earnings • Earnings per share of $0.78, up 7% from prior year • Net income available to common shareholders of $411 million Revenue • Net interest income declined, primarily due to lower commercial loan swap income, as anticipated, and higher MBS premium amortization expense • Adjusted noninterest income1 increased 2% from prior year, as higher mortgage-related and capital markets- related income more than offset a decline in RidgeWorth-related revenue Expenses • Adjusted noninterest expense1 up slightly from prior quarter, as seasonally higher personnel costs were partially mitigated by declines in other operating expense categories • Adjusted noninterest expense1 down 3% from prior year due to the sale of RidgeWorth, continued expense management efforts, and a decline in operating losses Balance Sheet • Average performing loans were stable sequentially, as growth in commercial loans offset declines in residential and consumer loans • Average client deposits increased 3% sequentially, with continued favorable mix shift Credit and Capital • Nonperforming loans declined 3% from prior quarter and 34% from prior year • Net charge-off ratio was 0.30%, relatively stable to prior quarters • Basel III Common Equity Tier 1 ratio estimated to be 9.8%2, on a fully phased-in basis • Tangible book value per common share increased 2% sequentially and 10% from prior year 1. Please refer to the appendix for noninterest income and expense adjustment details 2. Please refer to the appendix for Common Equity Tier 1 (Basel III Transitional) to Common Equity Tier 1 (Basel III Fully Phased-In) reconciliation

4 $393 $436 $433 $466 $411 ($49) $130 ($88) $0.73 $0.81 $0.81 $0.88 $0.78 1Q 14 3Q 14 1Q 15 Significant Items (net) Net Income Available to Common (excl significant items) EPS (excl significant items) Net Income Available To Common & Diluted EPS Solid earnings growth from prior year ($ in millions, except per-share data) 1. 2Q 14 reported EPS was $0.72, and reported net income available to common was $387 million. 3Q 14 reported EPS was $1.06 and reported net income available to common was $563 million. 4Q 14 reported EPS was $0.72, and reported net income available to common was $378 million. Please refer to the appendix for reconciliation to adjusted figures Note: Graphs not drawn to scale Prior Quarter Variance • Adjusted EPS down $0.10 → Driven by lower net interest income and seasonally higher personnel expenses → Partially offset by higher noninterest income and a lower loan loss provision expense Prior Year Variance • EPS increased $0.05, or 7% → Driven by lower loan loss provision expense, reduced noninterest expenses, and an increase in mortgage-related income → Partially offset by lower net interest income and a higher tax rate 2Q 141 4Q 141 1

5 Net Interest Income - FTE Net interest income lower ($ in millions) Prior Quarter Variance • Net interest income lower due to the anticipated decline in commercial loan swap income, higher MBS premium amortization expense, and fewer days in the quarter • Net interest margin declined 13 basis points, primarily driven by: → Lower commercial loan swap income (7 basis points) → Higher MBS premium amortization expense (4 basis points) Prior Year Variance • Net interest income was lower, as solid loan and deposit growth was more than offset by declines in earning asset yields due to the prolonged low interest rate environment and a decline in commercial loan swap income $1,239 $1,244 $1,251 $1,248 $1,175 3.19% 3.11% 3.03% 2.96% 2.83% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Net Interest Income Net Interest Margin

6 $789 $855 $783 $792 $801 $102 $16 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Adjusted Noninterest Income¹ Adjustment Items¹ Noninterest Income Noninterest income higher ($ in millions) Prior Quarter Variance • Adjusted noninterest income1 increased by $9 million → Mortgage production income up $22 million on higher production volume and gain-on-sale margins → Trading income up $15 million due to increased client activity and valuation adjustments in the prior quarter → Partially offset by seasonal declines in other fee income categories Prior Year Variance • Adjusted noninterest income1 increased by $12 million → Growth in mortgage-related income and capital markets-related income more than offset a decline in RidgeWorth-related revenue $957 1. Noninterest income on a GAAP basis was $791 million, $957 million, $780 million, $795 million, and $817 million for 1Q 14, 2Q 14, 3Q 14, 4Q 14, and 1Q 15, respectively. Please refer to the appendix for noninterest income adjustment details Note: Totals may not foot due to rounding $817 $2 $3 ($3) $791 $780 $795

7 $1,321 $1,338 $1,267 $1,264 $1,280 $36 $179 $145 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Adjusted Noninterest Expense¹ Adjustment Items¹ Noninterest Expense Adjusted expenses1 higher versus prior quarter and down from prior year ($ in millions) $1,410 1. Noninterest expense on a GAAP basis was $1,357 million, $1,517 million, $1,259 million, and $1,410 million for 1Q 14, 2Q 14, 3Q 14, and 4Q 14, respectively. Please refer to the appendix for noninterest expense adjustment details Note: Totals may not foot due to rounding Prior Quarter Variance • Adjusted noninterest expense1 increased $16 million → Personnel costs increased $101 million due to typical seasonality and lower incentive and benefits-related accruals in the prior quarter → Partially offset by seasonal declines in certain expense categories, lower legal and consulting costs, and certain discrete recoveries Prior Year Variance • Adjusted noninterest expense1 declined $41 million → Driven by the sale of RidgeWorth, certain discrete recoveries, and overall continued expense discipline $1,517 $1,357 $1,259 ($8)

8 Adjusted Tangible Efficiency Ratio1 Full-year 2015 target is <63% 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 1Q 14, 2Q 14, 3Q 14, 4Q 14, and 1Q 15 were 66.8%, 68.9%, 62.0%, 69.0%, and 64.2%, respectively. Please refer to the appendix for the GAAP reconciliations 64.9% 63.6% 61.9% 61.4% 64.4% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15

9 Credit Quality Asset quality remains strong ($ in millions) Nonperforming Loans Provision for Credit Losses Allowance for Loan and Lease Losses Net Charge-offs $925 $899 $762 $634 $612 0.72% 0.69% 0.58% 0.48% 0.46% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Nonperforming Loans Nonperforming Loan Ratio $110 $113 $128 $94 $99 0.35% 0.35% 0.39% 0.28% 0.30% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Net Charge-offs NCO Ratio (annualized) $102 $73 $93 $74 $55 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 $2,040 $2,003 $1,968 $1,937 $1,893 1.58% 1.55% 1.49% 1.46% 1.43% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 ALLL ALLL Ratio

10 $64.8 $67.2 $69.2 $72.3 $73.5 $42.3 $41.7 $39.1 $38.5 $38.1 $20.5 $20.9 $21.6 $21.9 $21.1 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Commercial Residential Consumer Loans Average performing loans stable sequentially and up 4% over prior year ($ in billions, average balances) $132.7 $129.8 $129.9 $132.7 Note: Totals may not foot due to rounding Prior Quarter Variance • Average performing loans stable, as growth in commercial loans was offset by declines in residential and consumer loans, continuing the balance sheet optimization strategy → C&I up 2% → Consumer direct up 9% → Consumer indirect and guaranteed student declined 8%, primarily due to loan sales in the prior quarter → Residential down 1% Prior Year Variance • Average performing loans up $5.1 billion, or 4%, driven by growth in commercial and consumer loans → C&I up 13% → CRE up 15% → Consumer up 3% → Residential down 10% $127.6

11 $39.0 $40.0 $40.9 $41.6 $41.3 $27.7 $29.2 $28.2 $30.4 $33.2 $42.8 $43.0 $45.6 $47.9 $49.2 $6.0 $6.2 $6.1 $6.0 $6.1 $12.9 $12.1 $11.4 $11.0 $10.8 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 DDA NOW Money Market Savings Time Deposits Average client deposits increased 3% sequentially and 9% over prior year ($ in billions) 1. Lower-cost deposits include DDA, NOW, Money Market, and Savings Note: Totals may not foot due to rounding $128.4 $130.5 $132.2 $140.5 $136.9 Prior Quarter Variance • Client deposits increased $3.6 billion, or 3% → Lower-cost deposits1 increased $3.9 billion, or 3% → Time deposits declined $0.3 billion, or 3% Prior Year Variance • Client deposits increased $12.1 billion, or 9% → Lower-cost deposits1 up $14.2 billion, or 12% → Time deposits declined $2.1 billion, or 16% → Rates paid on interest-bearing client deposits declined 3 basis points, from 0.24% to 0.21%

12 8.59% 8.66% 8.53% 8.50% 8.67% 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Capital Position Estimated Basel III Common Equity Tier 1 Ratio of 9.8%¹; Tangible Book Value Per Share Up 10% from Prior Year ($ in billions, except per-share data) Tangible Common Equity Ratio3 Tangible Book Value Per Share2 1. The Basel III calculations of Common Equity Tier 1 and the Common Equity Tier 1 ratio were estimated in prior quarters based upon the Company's interpretation at that time of the Basel III rule issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. 1Q 15 amounts are estimated at the time of the earnings release and subject to revision. Please refer to the appendix for additional details on the 1Q 15 calculation 2. Book value per share was $39.44, $40.18, $40.85, $41.52, and $42.21 for the periods ending 1Q 14, 2Q 14, 3Q 14, 4Q 14, and 1Q 15, respectively. See Appendix A within the earnings release for a reconcilement to book value per share 3. The total shareholders’ equity to total assets ratio was 12.15%, 12.12%, 11.92%, 12.09%, and 12.25% for the periods ending 1Q 14, 2Q 14, 3Q 14, 4Q 14, and 1Q 15, respectively. Please refer to the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets Basel III Common Equity Tier 1 (fully phased-in)1 $27.82 $28.64 $29.21 $29.82 $30.49 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 $14.9 $15.2 $15.4 $15.6 $15.8 9.7% 9.7% 9.8% 9.7% 9.8% 1Q 14 2Q 4 3Q 14 4Q 14 1Q 15

Consumer Banking and PWM Highlights

($ in millions)

	1Q 14	4Q 14	1Q 15	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$644	$674	$667	-1%	4%
Noninterest Income	361	386	363	-6%	1%
Total Revenue (FTE)	1,005	1,060	1,030	-3%	2%
Provision for Credit Losses	53	56	70	25%	32%
Noninterest Expense	707	713	720	1%	2%
Net Income	$155	$184	$151	-18%	-3%
Key Statistics ($ in billions):					
Tangible Efficiency Ratio[1]	68.3%	65.6%	68.3%		
Total Loans (average)	$41.3	$42.1	$41.1	-2%	0%
Client Deposits (average)	$84.4	$88.8	$90.7	2%	7%

Prior Quarter Variance

- Net interest income lower due to fewer days in the quarter and a decline in loan balances as a result of 4Q 14 loan sales, partially offset by higher loan spreads and deposit balances
- Noninterest income down 6% due to seasonal declines in service charges on deposits and card services fees
- Noninterest expense up primarily due to seasonally higher personnel costs
- Provision expense higher due to moderating asset quality improvement (also applicable to prior year variance)

Prior Year Variance

- Net interest income higher, driven by 7% deposit growth and a favorable mix shift into higher return loans and lower cost deposits
- Noninterest expense increased due to higher outside processing costs and certain discrete nonrecurring items

1. Reported efficiency ratios were 70.3%, 67.2%, and 70.0% for 1Q 14, 4Q 14, and 1Q 15, respectively. The impacts from excluding the amortization and associated funding cost of intangible assets were (2.1%), (1.6%), and (1.7%) for 1Q 14, 4Q 14, and 1Q 15, respectively

SunTrust

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Wholesale Banking Highlights

($ in millions)

	1Q 14 Adjusted[1]	4Q 14	1Q 15 Adjusted[2]	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$425	$477	$462	-3%	9%
Noninterest Income	275	276	293	6%	7%
Total Revenue (FTE)	700	753	755	0%	8%
Provision/(Benefit) for Credit Losses	23	32	(4)	NM	NM
Noninterest Expense	382	370	407	10%	7%
Net Income	$199	$243	$234	-4%	18%
Key Statistics ($ in billions):					
Tangible Efficiency Ratio[3]	53.5%	47.0%	52.5%		
Total Loans (average)	$58.9	$66.6	$67.7	2%	15%
Client Deposits (average)	$42.3	$45.5	$47.5	4%	12%

Prior Quarter Variance

- Net interest income lower as loan and deposit growth was more than offset by a decline in loan spreads and fewer days in the quarter
- Adjusted noninterest income improved 6%, primarily due to higher trading income
- Noninterest expense increased due to seasonally higher personnel costs
- Provision expense lower due to continued strong asset quality performance (also applicable to prior year variance)

Prior Year Variance

- Net interest income up 9%, as loan and deposit growth were partially offset by a decline in loan spreads
- Adjusted noninterest income up 7% due to an increase in capital markets-related income
- Adjusted noninterest expense higher due predominantly to targeted hiring in key growth areas

1. 1Q 14 reported noninterest expense, net income, and efficiency ratio were $418 million, $176 million, and 59.7%, respectively. Adjusted figures exclude the impact of a $36 million legacy affordable housing impairment expense (noninterest expense)
2. 1Q 15 reported noninterest income, net income, and efficiency ratio were $311 million, $245 million, and 52.6%, respectively. Adjusted figures exclude the impact of a $18 million legacy affordable housing recovery (noninterest income)
3. Reported efficiency ratios were 59.7%, 49.1%, and 52.6% for 1Q 14, 4Q 14, and 1Q 15, respectively. The impacts from excluding the amortization of intangible assets, the associated funding cost of intangible assets, and the adjustment noted above were (6.2%), (2.1%), and (0.2%) for 1Q 14, 4Q 14, and 1Q 15, respectively

SunTrust

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Mortgage Banking Highlights

($ in millions)

	1Q 14	4Q 14 Adjusted[1]	1Q 15	% Chg Prior Qtr	% Chg Prior Yr
Net Interest Income (FTE)	$134	$129	$121	-6%	-10%
Noninterest Income	100	123	132	7%	32%
Total Revenue (FTE)	234	252	253	0%	8%
Provision/(Benefit) for Credit Losses	26	(14)	(10)	NM	NM
Noninterest Expense	186	187	177	-5%	-5%
Net Income	$16	$56	$58	4%	NM
Key Statistics ($ in billions):					
Efficiency Ratio	79.3%	74.1%	70.2%		
Servicing Portfolio for Others (EOP)	$105.7	$115.5	$115.2	0%	9%
Production Volume	$3.1	$4.7	$5.1	8%	64%

Prior Quarter Variance

- Net interest income lower due to spread compression
- Noninterest income higher primarily due to increased mortgage production volume and gain-on-sale margins (also applicable to prior year variance)
- Adjusted noninterest expense lower due to a decline in operating losses (also applicable to prior year variance)

Prior Year Variance

- Net income up $42 million due to higher mortgage production income and lower provision expense
- Net interest income lower, primarily due to a smaller mortgage loan portfolio
- Servicing portfolio up 9%, driven primarily by portfolio acquisitions

1. 4Q 14 reported noninterest expense, net loss, and efficiency ratio were $332 million, ($32) million, and 131.6%, respectively. Adjusted figures exclude the impact of a $145 million legal provision for legacy mortgage matters (noninterest expense)

SunTrust

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Appendix

17 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Includes both the fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the decay, and the impact of using derivatives to hedge the risk of changes in the fair value of the MSR asset Note: Totals may not foot due to rounding 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Servicing Fees 1 $80 $82 $81 $88 $81 (35) ($46) ($46) ($45) ($51) Net MSR Fair Value and Hedge Activity3 9 $10 $9 $10 $13 Mortgage Servicing Income $54 $45 $44 $53 $43 Memo: Total Loans Serviced for Others (end of period) $105,746 $105,388 $109,142 $115,534 $115,179 Annualized Servicing Fees / Total Loans Serviced for Others (bps) 31 31 30 31 29 Changes in MSR Value from Collection / Realization of Cash Flow (Decay) 2

18 Commercial Loan Swap Interest Income ($ in millions) Key Points • Commercial loan swap income is expected to remain generally stable at the 1Q 15 level for the remainder of the year • SunTrust receives a fixed rate and pays a floating rate (LIBOR) on the notional value of the swaps • SunTrust maintains a modestly asset sensitive position → As of March 31, 2015, an instantaneous 100 basis-point increase in rates would result in a 3.8% increase in net interest income over the next 12 months 1. Forecast swap income assumes LIBOR unchanged relative to March 31, 2015 levels Actual Forecast1 $102 $102 $99 $84 $54 $59 $57 $54 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15

30 - 89 Day Delinquencies by Loan Class

($ in millions)

30-89 Accruing Delinquencies	1Q 14	2Q 14	3Q 14	4Q 14	1Q 15	Memo: 1Q 15 Loan Balance
Commercial & industrial	0.09%	0.07%	0.07%	0.05%	0.07%	$65,574
Commercial real estate	0.11%	0.07%	0.08%	0.05%	0.05%	6,389
Commercial construction	0.25%	0.04%	0.19%	0.06%	0.01%	1,484
Total Commercial Loans	0.10%	0.07%	0.08%	0.05%	0.06%	$73,447
Residential mortgages - guaranteed	-	-	-	-	-	$655
Residential mortgages - nonguaranteed	0.50%	0.46%	0.45%	0.46%	0.40%	23,419
Home equity products	0.73%	0.72%	0.70%	0.71%	0.60%	13,954
Residential construction	1.71%	0.76%	1.03%	1.56%	1.42%	417
Total Residential Loans[1]	0.60%	0.56%	0.55%	0.57%	0.49%	$38,445
Guaranteed student loans	-	-	-	-	-	$4,337
Other direct	0.49%	0.59%	0.61%	0.42%	0.37%	4,937
Indirect	0.57%	0.54%	0.74%	0.99%	0.71%	10,336
Credit cards	0.82%	0.81%	0.83%	0.83%	0.71%	878
Total Consumer Loans[2]	0.56%	0.56%	0.71%	0.82%	0.61%	$20,488
Total SunTrust - excluding government-guaranteed delinquencies[3]	0.32%	0.29%	0.30%	0.30%	0.26%	$127,388
Impact of excluding government-guaranteed delinquencies	0.35%	0.34%	0.29%	0.34%	0.30%	4,992
Total SunTrust - including government-guaranteed delinquencies[4]	0.67%	0.63%	0.59%	0.64%	0.56%	$132,380

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

Note: Totals may not foot due to rounding

SunTrust

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20 Nonperforming Loans by Loan Class Down 3% from prior quarter and 34% from prior year ($ in millions) Note: Totals may not foot due to rounding Memo: Nonperforming Loans 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 1Q 15 Loan Balance Commercial & industrial $177 $199 $178 $151 $140 $65,574 Commercial real estate 41 38 32 21 24 6,389 Commercial construction 11 10 9 1 1 1,484 Total Commercial Loans $229 $246 $219 $173 $165 $73,447 Residential mortgages – guaranteed - - - - - $655 Residential mortgages – nonguaranteed $426 $406 $327 $254 $254 23,419 Home equity products 207 191 178 174 165 13,954 Residential construction 51 46 30 27 23 417 Total Residential Loans $684 $642 $535 $455 $442 $38,445 Guaranteed student loans - - - - - $4,337 Other direct $6 $5 $5 $6 $4 4,937 Indirect 6 6 3 - 1 10,336 Credit cards - - - - - 878 Total Consumer Loans $12 $10 $8 $6 $5 $20,488 Total SunTrust $925 $899 $762 $634 $612 $132,380

21 Net Charge-off Ratios by Loan Class Note: Totals may not foot due to rounding Stable from prior quarter and prior year ($ in millions) Memo: Net Charge-off Ratio (annualized) 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 1Q 15 Loan Balance Commercial & industrial 0.11% 0.15% 0.08% 0.12% 0.12% $65,574 Commercial real estate -0.03% 0.12% 0.07% -0.15% -0.08% 6,389 Commercial construction 1.32% 0.72% -0.64% -0.77% -0.26% 1,484 Total Commercial Loans 0.12% 0.15% 0.07% 0.08% 0.09% $73,447 Residential mortgages – guaranteed - - - - - $655 Residential mortgages – nonguaranteed 0.39% 0.66% 0.78% 0.42% 0.39% 23,419 Home equity products 1.10% 0.79% 0.78% 0.80% 0.89% 13,954 Residential construction 3.65% -0.99% 12.79% -1.08% 5.53% 417 Total Residential Loans 0.64% 0.64% 0.91% 0.53% 0.62% $38,445 Guaranteed student loans - - - - - $4,337 Other direct 1.05% 1.00% 0.74% 0.68% 0.69% 4,937 Indirect 0.40% 0.22% 0.44% 0.50% 0.40% 10,336 Credit cards 2.65% 2.94% 2.28% 2.43% 2.29% 878 Total Consumer Loans 0.47% 0.38% 0.45% 0.49% 0.46% $20,488 Total SunTrust 0.35% 0.35% 0.39% 0.28% 0.30% $132,380

22 Net Charge-offs by Loan Class Note: Totals may not foot due to rounding Stable from prior quarter and prior year ($ in millions) Memo: Net Charge-offs 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 1Q 15 Loan Balance Commercial & industrial $16 $22 $12 $19 $19 $65,574 Commercial real estate (1) 1 1 (3) (1) 6,389 Commercial construction 4 3 (2) (2) (1) 1,484 Total Commercial Loans $19 $26 $12 $14 $17 $73,447 Residential mortgages – guaranteed - - - - - $655 Residential mortgages – nonguaranteed $23 $39 $47 $24 $22 23,419 Home equity products 40 29 29 29 31 13,954 Residential construction 5 (1) 16 (1) 6 417 Total Residential Loans $68 $67 $92 $52 $59 $38,445 Guaranteed student loans - - - - - $4,337 Other direct $8 $8 $7 $8 $8 4,937 Indirect 11 7 13 15 10 10,336 Credit cards 4 5 5 5 5 878 Total Consumer Loans $23 $20 $24 $28 $23 $20,488 Total SunTrust $110 $113 $128 $94 $99 $132,380

23 Reconciliation of Noninterest Income and Expense ($ in millions) 1. Fair value items include debt, trading positions, auction rate securities, and certain mortgage loans 2. Adjusted noninterest income and expense are provided as certain items are removed that are material and/or potentially nonrecurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions Note: Totals may not foot due to rounding 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Reported Noninterest Income $791 $957 $780 $795 $817 Adjustment Items: Fair value mark-to-market and securities gains/(losses) 1 2 (3) (3) 3 (2) RidgeWorth sale (Other income) - 105 - - - Legacy affordable housing recovery (Other income) - - - - 18 Total Adjustments 2 102 (3) 3 16 Adjusted Noninterest Income 2 $789 $855 $783 $792 $801 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 Reported Noninterest Exp nse $1,357 $1,517 $1,259 $1,410 $1,280 Adjustment Items: Leg cy affordable housing impairment (Other noninterest expense) 36 - (8) - - Impact of certain legacy mortgage legal matters (Operating losses) - 179 - 145 - Total Adjustments 36 179 (8) 145 - Adjusted Noninterest Expense 2 $1,321 $1,338 $1,267 $1,264 $1,280

Reconciliation of Efficiency Ratio

($ in millions)

	1Q 14	2Q 14	3Q 14	4Q 14	1Q 15
Reported (GAAP) Basis					
Reported Revenue - FTE	$2,030	$2,201	$2,031	$2,043	$1,992
Reported Noninterest Expense	1,357	1,517	1,259	1,410	1,280
Amortization	3	4	7	11	7
Efficiency Ratio	66.8%	68.9%	62.0%	69.0%	64.2%
Tangible Efficiency Ratio	66.7%	68.8%	61.7%	68.4%	63.9%
Adjusted Basis					
Reported Revenue - FTE	$2,030	$2,201	$2,031	$2,043	$1,992
Adjustment Items:					
Fair value mark-to-market and securities gains/(losses)[1]	2	(3)	(3)	3	(2)
RidgeWorth sale	-	105	-	-	-
Legacy affordable housing recovery	-	-	-	-	18
Adjusted Revenue - FTE[2]	$2,029	$2,099	$2,034	$2,040	$1,976
Reported Noninterest Expense	$1,357	$1,517	$1,259	$1,410	$1,280
Adjustment Items:					
Legacy affordable housing impairment	36	-	(8)	-	-
Impact of certain legacy mortgage legal matters	-	179	-	145	-
Adjusted Expense[2]	$1,321	$1,338	$1,267	$1,264	$1,280
Efficiency Ratio - Adjusted Basis	65.1%	63.7%	62.3%	62.0%	64.8%
Tangible Efficiency Ratio - Adjusted Basis	64.9%	63.6%	61.9%	61.4%	64.4%

1. Fair value items include debt, trading positions, auction rate securities, and certain mortgage loans
2. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that are more comparable across periods and potentially more comparable across institutions

Note: Totals may not foot due to rounding

SUNTRUST

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25 Reconciliation of Common Equity Tier 1 Ratio1 ($ in billions) 1Q 15 Common Equity Tier 1 – Transitional $15.8 Adjustments2 - Common Equity Tier 1 – Fully phased-in $15.8 Risk-weighted Assets: Common Equity Tier 1 – Transitional $159.8 Adjustments3 1.8 Risk-weighted Assets: Common Equity Tier 1 – Fully phased-in $161.6 Common Equity Tier 1 – Transitional 9.9% Common Equity Tier 1 – Fully phased-in 9.8% 1. The Common Equity Tier 1 ratio is subject to certain phase-in requirements under Basel III beginning in 2015 for SunTrust, and as such we have presented a reconciliation of the Common Equity Tier 1 ratio as calculated considering the phase-in requirements (Common Equity Tier 1 – Transitional) to the fully phased-in ratio. All figures are estimated at the time of the earnings release and subject to revision. 2. Primarily includes the phase-out from capital of certain DTAs, the overfunded pension asset, and other intangible assets. 3. Primarily relates to the increased risk weight to be applied to mortgage servicing assets on a fully phased-in basis.

26 Reconciliation of Non-GAAP Measures ($ in billions, except per-share data) Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2014 2014 2014 2014 2015 Total shareholders' equity $21.8 $22.1 $22.3 $23.0 $23.3 Goodwill, net of deferred taxes (6.2) (6.1) (6.1) (6.1) (6.1) Other intangible assets including MSRs, net of deferred taxes (1.3) (1.3) (1.3) (1.2) (1.2) MSRs 1.3 1.3 1.3 1.2 1.2 Tangible equity 15.6 16.0 16.1 16.9 17.1 Preferred stock (0.7) (0.7) (0.7) (1.2) (1.2) Tangible common equity $14.9 $15.3 $15.4 $15.6 $15.9 Total assets $179.5 $182.6 $186.8 $190.3 $189.9 Goodwill (6.4) (6.3) (6.3) (6.3) (6.3) Other intangible assets including MSRs (1.3) (1.3) (1.3) (1.2) (1.2) MSRs 1.3 1.3 1.3 1.2 1.2 Tangible assets $173.1 $176.2 $180.5 $184.0 $183.5 Tangible equity to tangible assets 9.01% 9.07% 8.94% 9.17% 9.34% Tangible common equity to tangible assets 8.59% 8.66% 8.53% 8.50% 8.67% Tangible book value per common share $27.82 $28.64 $29.21 $29.82 $30.49 Note: Totals may not foot due to rounding

Reconciliation of 2Q 14, 3Q 14, and 4Q 14 Income Statements

Income Statement ($ in millions, except per-share data)	2Q 14 Reported Earnings	Impact from Significant 2Q 14 Items	2Q 14 Adjusted Earnings	3Q 14 Reported Earnings	Impact from Significant 3Q 14 Items	3Q 14 Adjusted Earnings	4Q 14 Reported Earnings	Impact from Significant 4Q 14 Items	4Q 14 Adjusted Earnings
NET INTEREST INCOME	$1,209		$1,209	$1,215		$1,215	$1,211		$1,211
Provision for Credit Losses	73		73	93		93	74		74
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	1,136		1,136	1,122		1,122	1,137		1,137
NONINTEREST INCOME						-			-
Service charges on deposit accounts	160		160	169		169	162		162
Trust and investment management income	116		116	93		93	84		84
Retail investment services	76		76	76		76	73		73
Other charges and fees	91		91	95		95	94		94
Investment banking income	119		119	88		88	109		109
Trading Income	47		47	46		46	40		40
Card fees	82		82	81		81	82		82
Mortgage production related income / (loss)	52		52	45		45	61		61
Mortgage servicing related income	45		45	44		44	53		53
Other noninterest income	170	105 [1]	65	52		52	42		42
Net securities gains	(1)		(1)	(9)		(9)	(5)		(5)
Total noninterest income	957	105	852	780		780	795		795
NONINTEREST EXPENSE									
Employee compensation and benefits	763		763	730		730	670		670
Net occupancy expense	83		83	84		84	86		86
Outside processing and software	181		181	184		184	206		206
Equipment expense	42		42	41		41	42		42
Marketing and customer development	30		30	35		35	43		43
Amortization/impairment of intangible assets/goodwill	4		4	7		7	11		11
Operating losses	218	179 [2]	39	29		29	174	145 [5]	28
FDIC premium/regulatory exams	40		40	29		29	32		32
Other noninterest expense	156		156	120		120	146		146
Total noninterest expense	1,517	179	1,338	1,259		1,259	1,410	145	1,264
INCOME BEFORE PROVISION FOR INCOME TAXES	576	(74) [3]	650	643		643	522	(145) [6]	667
Provision/(benefit) for income taxes	173	(25)	198	67	(130) [4]	197	128	(57)	185
NET INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	403	(49)	452	576	130	446	394	(88)	482
Net income attributable to noncontrolling interest	4		4	-		-	-		-
NET INCOME	399	(49)	448	576	130	446	394	(88)	482
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	387	(49)	436	563	130	433	378	(88)	466
EPS - DILUTED	$0.72	($0.09)	$0.81	$1.06	$0.25	$0.81	$0.72	($0.17)	$0.88

1. Reflects the pre-tax gain associated with the RidgeWorth sale. 2. Reflects the pre-tax impact from the settlement of certain legacy mortgage matters. 3. Reflects the income tax benefit related to footnotes #1 and #2. 4. Reflects the income tax benefit related to the completion of a tax authority exam. 5. Reflects the legal provision for legacy mortgage matters, as highlighted in the January 5, 2015, 8-K. 6. Reflects the income tax benefit related to footnote #5

Note: Totals may not foot due to rounding

SunTrust

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